UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2008

AMPEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20292	13-3667696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1228 Douglas Avenue

Redwood City, California 94063-3117

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:

(650) 367-2011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.02 Termination of a Material Definitive Agreement; and 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 16, 2008, Ampex Corporation (“Ampex” or the “Company”) announced that the Amended Standstill Agreement with Hillside Capital Incorporated (“Hillside”) had been terminated, effective as of January 14, 2008. The Amended Standstill Agreement (previously reported in the Company’s Form 8-K filed November 20, 2007) was intended to provide until January 15, 2008 for the parties to negotiate a restructuring plan for the Company’s indebtedness to Hillside under the Hillside/Ampex-Sherborne Agreement dated December 1, 1994 (the “Hillside Agreement”). To date, such negotiations have been unsuccessful, although Hillside has expressed its willingness to continue negotiations.

Subsequent to termination of the Amended Standstill Agreement, on January 15, 2008 Hillside demanded immediate payment of approximately $1.3 million of outstanding principal due on the Hillside Notes, and demanded payment of approximately $1.4 million of accrued interest due on the Hillside Notes within 10 days. Hillside also reasserted its allegation (previously reported in the Company’s Form 8-K filed July 19, 2007) that Ampex has breached the Hillside Agreement. Hillside stated in its notice that if the Company fails to make the principal and interest payments currently due on the Hillside Notes and cure the alleged breach within the specified periods, it will constitute an event of default under the Hillside Agreement, which would entitle Hillside to accelerate repayment of the outstanding Hillside Notes, which together with accrued interest totaled approximately $48.7 million at December 31, 2007.

Based upon the Company’s current cash position, it is unlikely that the Company will be able to repay all of the $2.7 million currently due to Hillside within the specified periods. Accordingly, the Company intends to continue its efforts to negotiate a restructuring plan for the Hillside debt, although there can be no assurance that it will be successful in those efforts.

Any acceleration by Hillside, unless waived or rescinded, could result in the occurrence of an event of default under certain of the Company’s other obligations, including approximately $6.7 million of its Senior Notes due 2008, which would entitle the Senior Noteholders to accelerated the maturity of those notes. The acceleration of these debts would require us to seek protection under federal bankruptcy laws.

A brief description of the Hillside debt and the circumstances surrounding the termination are included in the Company’s press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. Copies of the demand letters from Hillside are attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Letters dated January 15, 2008 from Hillside Capital Incorporated to Ampex Corporation, pursuant to the Hillside/Ampex-Sherborne Agreement dated December 1, 1994.

99.1	Press Release of Ampex Corporation dated January 16, 2008.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPEX CORPORATION

By:	/s/ Joel D. Talcott
Joel D. Talcott Vice President and Secretary

Date: January 16, 2008

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Letters dated January 15, 2008 from Hillside Capital Incorporated to Ampex Corporation, pursuant to the Hillside/Ampex-Sherborne Agreement dated December 1, 1994.

99.1*	Press Release of Ampex Corporation dated January 16, 2008.

*	Filed herewith.